Exhibit 23.2

              [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT


Pacific Telecom, Inc.:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-42013 of Century Telephone Enterprises, Inc. on Form S-3 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K included herein of Pacific Telecom, Inc. for the year ended December 31, 1996.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


Portland, Oregon
December 23, 1997